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                                                                      EXHIBIT 11

                          COMPUTATION OF INCOME (LOSS)
                   PER COMMON AND COMMON EQUIVALENT SHARE (a)
                    (In thousands, except per share amounts)

                                                     Three Months Ended           Nine Months Ended
                                                         April 30,                    April 30,
                                                    ---------------------        --------------------
                                                     1995           1994          1995          1994
                                                    ------         ------        ------        ------
PRIMARY INCOME (LOSS) PER SHARE:

Weighted average shares of common stock
    outstanding                                      11,135         9,768        11,075         9,540
                                                    =======      ========       =======      ========

Primary income (loss) per share                     $   .04      $  (1.40)      $   .17      $  (1.46)
                                                    =======      ========       =======      ========

FULLY DILUTED INCOME (LOSS) PER
    SHARE:

Weighted average shares of common stock
    outstanding                                      11,135         9,768        11,075         9,540

Shares issuable from assumed conversion of
    stock options and warrants (treasury stock
    method)
                                                    -------      --------       -------      --------

Weighted average shares of common stock
    outstanding, as adjusted                         11,135         9,768        11,075         9,540
                                                    =======      ========       =======      ========

Fully diluted income (loss) per share (b)           $   .04      $  (1.40)      $   .17      $  (1.46)
                                                    =======      ========       =======      ========

NET INCOME (LOSS) FOR PRIMARY AND
    FULLY DILUTED COMPUTATION:

Net income (loss)                                   $   479      $(13,688)      $ 1,915      $(13,953)
                                                    =======      ========       =======      ========

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(a) Weighted average shares of common stock for all periods presented have been restated to reflect the effect of a one for three reverse stock split consummated on January 17, 1995.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although stock options and warrants had no dilutive effect.